UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

October 20, 2005
(Date of earliest event reported)

Oakley, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-13848	95-3194947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Icon, Foothill Ranch, California	92610
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (949) 951-0991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Oakley has appointed Richard Shields as its Chief Financial Officer (CFO) effective November 3, 2005. A copy of the Severance Agreement between Oakley and Mr. Shields dated as of November 3, 2005 is attached as exhibit 10.1 to this Current Report on Form 8-K. A copy of the press release issued by Oakley regarding Mr. Shields' hiring as CFO is attached as exhibit 99.1 to this Current Report on Form 8-K.

From October 2002 to April 2005, Mr. Shields, 48, served as chief financial officer of Southwest Water Company (NASDAQ: SWWC), which provides water related services and generates revenues in excess of $200 million. From May 2005 to July 2005, Mr. Shields served as a consultant to Southwest Water Company. Prior to Southwest Water, Mr. Shields served as chief financial officer at Day Software Corporation from September 2001 to July 2002, Winfire Corporation from February 1999 to July 2001, and Frame-N-Lens Optical, Inc. from 1996 to 1999. He previously served as international controller and finance director for the Americas for AST Research, a personal computer manufacturer. Prior to that, he worked in corporate finance with Taco Bell Corporation and began his career in 1982 at the public accounting firm Price Waterhouse. Mr. Shields has a master of business administration from the University of Notre Dame and a bachelors of arts in business from Eastern Washington University. He is a licensed certified public accountant in California and is an avid outdoor sports enthusiast.

Item 9.01. Financial Statements and Exhibits.

    (c)    Exhibits:

Exhibit Number	Description
10.1	Severance Agreement, dated as of November 3, 2005, between Oakley, Inc. and Richard Shields.
99.1	Press release dated October 20, 2005

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oakley, Inc. (Registrant)
October 20, 2005 (Date)	/s/ Cosmas N. Lykos Cosmas N. Lykos Vice President, Business Development

Exhibit Index

Exhibit No.	Description
10.1	Severance Agreement, dated as of November 3, 2005, between Oakley, Inc. and Richard Shields.
99.1	Press release dated October 20, 2005